UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 11, 2021

Avantor, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38912	82-2758923
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Radnor Corporate Center, Building One, Suite 200
100 Matsonford Road
Radnor, Pennsylvania 19087
(Address of principal executive offices, including zip code)
(610) 386-1700
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AVTR	New York Stock Exchange
6.250% Series A Mandatory Convertible Preferred Stock, $0.01 par value	AVTR PRA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02    Termination of a Material Definitive Agreement.
Investor Rights Agreement
In light of the reduced ownership of the common stock, par value $0.01 per share (“Common Stock”) of Avantor, Inc. (the “Company”) by affiliates of New Mountain Capital, L.L.C. (“New Mountain Capital”), the Company and New Mountain Capital agreed to terminate, effective as of April 11, 2021, the investor rights agreement (the “Investor Rights Agreement”) between the Company and New Mountain Partners III, L.P. (“New Mountain”), an affiliate of New Mountain Capital, dated May 21, 2019.
Prior to its termination, the Investor Rights Agreement granted New Mountain the right to nominate directors to the Company’s board of directors (the “Board”) as follows: so long as affiliates of New Mountain continued to own (i) at least 50% of the shares of the Common Stock that New Mountain owned immediately following the initial public offering of the Company, New Mountain would be entitled to nominate three directors; (ii) at least 25% but less than 50% of the shares of our Common Stock that it owned immediately following the consummation of the initial public offering, New Mountain would be entitled to nominate two directors; and (iii) at least 10% but less than 25% of the shares of the Common Stock that it owned immediately following the consummation of the initial public offering, New Mountain would be entitled to nominate one director. Upon the termination of the Investor Rights Agreement, New Mountain no longer has any director nomination rights.
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Director; Withdrawal of Director Candidacy
Effective as of April 11, 2021, Andre Moura, a managing director of New Mountain Capital, resigned from the Board. On April 11, 2021, Rakesh Sachdev, a senior advisor to New Mountain Capital, informed the Company of his decision not to stand for re-election to the Board at the annual meeting of stockholders to be held on May 13, 2021.
Neither Mr. Moura’s resignation nor Mr. Sachdev’s decision not to stand for re-election was the result of any disagreement between Mr. Moura or Mr. Sachdev, respectively, and the Company, its management, Board or any committee thereof, or with respect to any matter relating to the Company’s operations, policies or practices.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avantor, Inc.

Date: April 13, 2021	By:	/s/ Justin Miller
		Name:	Justin Miller
		Title:	Executive Vice President, General Counsel and Secretary (Duly Authorized Officer)